EXHIBIT 99.1

PHARMACYCLICS, INC. ANNOUNCES BOARD AND MANAGEMENT TRANSITIONS

SUNNYVALE, Calif., September 11, 2008 -Pharmacyclics, Inc. (the "Company" or "Pharmacyclics") announced today that Christine A. White, M.D., Richard M. Levy Ph.D., Mr. Miles R. Gilburne and Richard A. Miller, M.D. have resigned as members of the Board of Directors of the Company, effective immediately. The remaining members of the Board of Directors, consisting of Mr. Robert W. Duggan and Mr. James L. Knighton, appointed Minesh Mehta, M.D. and Glenn C. Rice, Ph.D. to the Board. The Board further intends to appoint Cynthia Bamdad, Ph.D. and David Smith, Ph.D. to the Board following the expiration of a 10 day notice period pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended.

The new Board of Directors will serve the Company until the election of directors scheduled to be held in December 2008 at the Company's Annual Meeting of Stockholders. The Company presently anticipates that all of the new directors, as well as Messrs. Duggan and Knighton, will stand for election to the Board of Directors of Pharmacyclics at the Annual Meeting of Stockholders.

The Company also announced today that Dr Richard A. Miller has resigned his position as President and Chief Executive Officer of the Company, effective immediately and that current Board Member, Robert W. Duggan, has been appointed as Chairman of the Board and will become interim Chief Executive Officer of the Company, effective immediately, until a permanent replacement for Dr Miller is hired. The Board of Directors will begin a search for a new CEO immediately and wishes to thank Dr. Miller and the departing Board Members for their contributions to Pharmacyclics. In addition, Pharmacyclics indicated that Mr. Leiv Lea, the Company's Chief Financial Officer, will step down as CFO of the Company on or about October 31, 2008.

Both Dr. Miller and Mr. Lea will, after their resignations as officers of the Company, remain as consultants to Pharmacyclics through December 31, 2008 in order to facilitate an orderly transition of leadership.

Mr. Duggan stated: "Pharmacyclics has an exceptional team of dedicated employees who have worked hard to build a sustainable portfolio of drugs to fight many diseases. I respect and admire this team and look forward to working together with them in the future."

Dr. Miller commented: "We have built a significant portfolio of products under my tenure. I am gratified at the support I have received from the stockholders, Board of Directors and employees of the Company over the time that I have served as President and CEO, and I wish Mr. Duggan and my colleagues at Pharmacyclics all the best in bringing these products through clinical trials and to the market to benefit patients.

Biographies of each of the new Board members are as follows:

Cynthia Bamdad, Ph.D.

Dr. Bamdad is the Chief Scientific Officer and founder of Minerva Biotechnologies, a pioneer in the field of biochips. Dr. Bamdad holds a B.S. in Physics and a Ph.D. in Biophysics from Harvard University. While a Ph.D. student at Harvard, Dr. Bamdad invented the first electronic DNA chip and the first universal protein chip. Intellectual property surrounding these inventions and extensions thereof, also developed by Dr. Bamdad, formed the cornerstone of a California startup company, which was sold within two years to Motorola for $300 million. Dr. Bamdad is the sole or co-inventor inventor of over 100 patent applications in the United States and foreign jurisdictions for novel technologies, therapeutics and diagnostics. Dr. Bamdad is a recognized leader in the field of nanotechnology, having invented the first method to form biochip surfaces on nanoparticles and methods to use those particles in biomedical testing and drug discovery.

Dr. Bamdad has been the Principal Investigator on grants and contracts from the National Cancer Institute, National Institute for Mental Health, National Science Foundation, The Huntington Foundation, National Institute of General Medicine, the Defense Advance Research Projects Agency (DARPA), and the Advanced Technology Program (ATP). Dr. Bamdad has served on special committees to advise research arms of the military on the technical challenges of detecting biological warfare agents (BWA). Dr. Bamdad has also given numerous invited talks to U.S. and foreign institutions on the topics of cancer research, neurodegenerative diseases, proteomics and biological warfare threat and detection.

Minesh Mehta, M.D.

Dr. Mehta is an internationally recognized expert in human clinical drug trial strategy, design and execution and has managed national and international trials of all sizes including International Phase III trials. He is also Professor in the Department of Human Oncology at the University of Wisconsin's Paul P. Carbone Comprehensive Cancer Center (UWCCC) and the principal investigator of the Department of Human Oncology program project grant for the first clinical trial of TomoTherapy radiation equipment.

Dr. Mehta was a Chairman of the Department of Human Oncology, a Chairman of the Radiation Therapy Oncology Group (RTOG) and Director of the Division of Radiotherapy at the University of Wisconsin Hospitals. He is Chair of the FDA Radiological Devices Panel and Chair of the Brain Tumor Committee in the Radiation Therapy Oncology Group. He has published more than 400 papers in the areas of therapy and basic and clinical cancer research, and he is an internationally recognized expert in oncologic radiotherapy. Dr. Mehta has been a pharmaceutical drug and oncology consultant for TomoTherapy, Johnson & Johnson, Schering Plough, Pharmacyclics and Novartis. Dr. Mehta was the principal investigator for both of Pharmacyclics' trials with respect to Xcytrin motexafin gadolinium (MGd) to treat non-small cell lung cancer (NSCLC) patients with brain metastases.

Dr. Mehta obtained his medical degree at the University of Zambia and commenced his residency there at the Ndola Central Hospital. He moved to the University of Wisconsin, Madison, and completed his residency in radiation oncology when he took up an Assistant Professorship in Human Oncology, was promoted to Associate Professor and became the Director of the Radiation Oncology Residency Training Program. After serving as Vice-Chairman and Interim Chairman, Dr. Mehta became Chair of Human Oncology and also added an Associate Professorship in Neurological Surgery.

Dr. Mehta serves as a Staff Physician at 8 hospitals in Wisconsin and Illinois, and is a member of a dozen professional societies. He has extensive teaching experience, including mentoring of current heads of Cancer Centers in India engaged in clinical trial drug research. His work has been extensively funded by the National Cancer Institute, where he currently leads a Program Project focused on Tomotherapy, as well as by industrial sponsors. Dr. Mehta has authored 70 clinical protocols and over 120 clinical research papers and 30 book chapters.

David Smith, Ph.D.

Dr. Smith is a senior biostatistician at City of Hope, a cancer research hospital in Los Angeles. Dr. Smith holds a B.A. in Mathematics and a Ph.D. in Statistics. After his dissertation on integrating and synthesizing information in clinical and observational studies in oncology, he served as a Biostatistical Reviewer for the Division of Oncology Drug Products, U.S. Food and Drug Administration ("FDA") for 3 years. During his tenure at FDA, he reviewed more than 40 chemotherapy INDs and NDAs. He represented the FDA statistical perspective at five Oncologic Drugs Advisory Committee sessions, including three on the problems of missing data in outcomes research.

After leaving FDA in 2000, Dr. Smith went to City of Hope and the front lines of cancer research. City of Hope was one of the first National Cancer Institute-designated comprehensive cancer centers, which is the highest level of recognition bestowed by the NCI. During his eight years at City of Hope, he has designed and analyzed over 50 solid tumor and hematology protocols at all levels of development, from pre-clinical and genomic studies to Phase II/III trials. He was instrumental in City of Hope's winning the 2005 NCI Specialized Program of Research Excellence (SPORE) grant for lymphoma where he was Co-Director of the Biostatistics Core and prepared the statistical sections for each of the Lymphoma SPORE's proposed projects. Dr. Smith has been a co-investigator on grants from the National Cancer Institute, National Institutes of Health, the American Cancer Society, the Susan G. Komen Breast Cancer Foundation and the Leukemia-Lymphoma Society. Dr. Smith is an author and coauthor of over 40 papers in peer-reviewed biostatistics, oncology, surgery, radiation, and immunology journals.

Glenn C. Rice, Ph.D.

Glenn Rice, Ph.D. is the founder and former CEO and President of Bridge Pharmaceuticals, Inc. (2004-2007). Bridge is the first company to build and operate FDA compliant pharmaceutical drug development testing laboratories in China (Beijing). Dr. Rice acquired and integrated Gene Logic Labs, Inc. in Gaithersburg, MD and raised $39 million in venture capital funding for Bridge, building it to over 300 employees with significant revenues in just three years. He is also founder of Emerging Med, Inc. an online clinical trial prequalification service that connects and manages patients with global clinical trials.

Previously (2002-2004), Dr. Rice headed life sciences at SRI International (Vice President Biosciences) in Menlo Park, CA. In 2005 he helped co-found the Critical Path Institute, in Tucson, Arizona a not-for-profit institute focused on drug development and regulatory innovation that included SRI and the University of Arizona, and which he helped raise over $10 million in funding. Prior to SRI, Dr. Rice was Board Director and Vice President of Research at ILEX Oncology, a NASDAQ listed oncology focused company, which successfully received approval for a cancer monoclonal antibody CAMPATH, and also had five other cancer drugs in clinical development. ILEX was later sold to Genzyme in 2004 for $1 billion. Prior to ILEX he was a founder and CEO, President of Convergence Pharmaceuticals, Inc., a privately held Boston based cancer biopharmaceutical company, which developed a portfolio of unique pharmaceutical drugs that Dr. Rice in-licensed from Japan, Harvard Medical School and the University of Chicago. Dr. Rice later sold Convergence to ILEX Oncology.

Prior to Convergence, Dr. Rice was Vice President of Research at Cytokine Networks (1998-1999) managing multiple preclinical and clinical programs and closing strategic partnerships; and Director of Cell Therapeutics (NASDAQ: CTIC) from 1993-1998. He headed a discovery laboratory at Genentech from 1987-1993 where he worked on many drugs that are approved today. Dr. Rice is currently an inventor on over 20 patents or patent applications and has authored over 75 manuscripts and book chapters; has significant experience in private and public equity financing; business development including corporate licenses and M&A; as well as drug development of multiple therapeutic classes, particularly oncology.

About Pharmacyclics

Pharmacyclics is a pharmaceutical company developing innovative products to treat cancer and other serious diseases. The company is leveraging its small- molecule drug development expertise to build a pipeline in oncology and other diseases based on a wide range of targets, pathways and mechanisms. More information about the company, its technology, and products can be found at www.pharmacyclics.com. Pharmacyclics® and the "pentadentate" logo® are registered trademarks of Pharmacyclics, Inc.

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